ASSIGNMENT


      FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, F & N Cinema, Inc. of 21 Sunset Strip, P.O. Box 648, Succasunna, NJ 07876, Assignor: hereby assign all of their right, title and interest and estate in a certain Lease (said Lease and any amendments thereto hereinafter referred to as the "Lease) dated May 12, 1993, as amended July 11, 1994 and December 19, 1994 which Lease was originally made by The Trustees of Net Realty Holding Trust as Landlord/Lessor, and F & N Cinema, Inc. as Tenant/Lessee, for premises located at Morris Hills Shopping Center, Route 46, Parsippany, New Jersey

      UNTO

CCC Parsippany Cinema Corp., Inc. of 7 Waverly Place, Madison, New Jersey 07940 (Assignee) together with the security deposited thereunder and subject to all of the terms and conditions of the Lease, including the payment of rent, and without affecting the liability of the Assignors herein for the faithful performance thereof. The Assignors' liability shall survive any further assignments, modifications or extensions of the Lease. Assignors waive any and all suretyship defenses and rights of redemption and agree that service of any notice required by the Lease on the Tenants then in possession shall be sufficient.


      IN WITNESS WHEREOF, the Assignor hereby sets its hand and seal this 7th day of November, 1997



/s/ Illegible                             A:  F & N Cinema, Inc.
-------------------------                 --------------------------
Witness



                                          By: /s/ John Nelson
                                              ----------------------
                                              John Nelson, President





                                   ASSUMPTION

      For value received, the sufficiency of which is hereby acknowledged, the Assignee named above, namely, CCC Parsippany Cinema Corp., Inc. residing at 7 Waverly Place, Madison, New Jersey 07940 does hereby assume the Lease and agree to be jointly and severally liable with the Assignor for the faithful performance of all of the covenants of the Lease, including the payment of rent and other charges as fully set forth therein all with full force and effect as if the Assignee had signed the lease originally as Tenant named herein.

      IN WITNESS WHEREOF, the Assignee hereby sets its hand and seal this 7th day of November, 1997.



/s/ Ronald J. Tell                            CCC Parsippany Cinema Corp., Inc.
---------------------                         ----------------------------------
Witness


                                              By: /s/ A. Dale Mayo
                                                  ------------------------------
                                                  A. Dale Mayo, President



                              CONSENT TO ASSIGNMENT

      The  undersigned,   Net  Realty  Holding  Trust,  present  holder  of  the
Landlord's interest in the Lease hereby consents to the within Assignment of Lease.



                                          LANDLORD
                                          NET REALTY HOLDING TRUST


Date: 11/12/97                            By: /s/ Thomas C. Prendergast
                                              ----------------------------------
                                              Thomas C. Prendergast
                                              Authorized Representative



ASSIGNOR

STATE OF NEW JERSEY     )
COUNTY OF MORRIS        )  SS:

On this 7th day of November, 1997, before me personally came John Nelson to me known, who being by me duly sworn did depose and say that he is the President of the corporation described in and which executed the foregoing instrument as Assignor; That he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



/s/ Geraldine A. Walsh
------------------------
Geraldine A. Walsh
A Notary Public of New Jersey
My Commission Expires 9/23/98


ASSIGNEE

STATE OF NEW JERSEY     )
COUNTY OF MORRIS        )  SS:

On this 7th day of November, 1997, before me personally came A. Dale Mayo to me known, who being by me duly sworn did depose and say that he is the President of the corporation described in and which executed the foregoing instrument as Assignee; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



/s/ Geraldine A. Walsh
-----------------------------
Geraldine A. Walsh
A Notary Public of New Jersey
My Commission Expires 9/23/98

                                  GROUND LEASE

      THIS LEASE made and entered into this 12th day of May, 1993, by and between THE TRUSTEES OF NET REALTY HOLDING TRUST, a trust organized pursuant to a Declaration of Trust dated July 1, 1970 whose address is: c/o Net Properties Management, Inc., 535 Boylston Street, Boston, Massachusetts, hereinafter called "Landlord", and F & N Cinema, Inc., a New Jersey corporation with its principal place of business at 21 Sunset Strip, PO Box 648, Succasunna, New Jersey 07876 (hereinafter called "Tenant").

                             W I T N E S S E T H:

      1.   PREMISES:  That Landlord,   for  and in  consideration  of the rents
and covenants hereinafter contained and made on the part of the Tenant, does hereby demise and lease to Tenant, and Tenant does hereby take subject to the conditions hereinafter set forth, the following described premises in Parsippany-Troy Hills, County of Morris, State of New Jersey, to-wit:

      The approximately 32,000 square feet of land and 32,000 square foot building to be erected by Tenant thereon (subject to adjustment if Landlord and Tenant agree to a reduced building size pursuant to Article 3 hereof) and located in the Morris Hills Shopping Center, Routes 46 and 202 Parsippany-Troy Hills, New Jersey as shown crosshatched in red on the attached plan labelled Exhibit "A" and as more fully described on Exhibit "B" (legal description) (hereinafter referred to as the "Premises").

      Together with all existing Landlord's easements and appurtenances in adjoining and adjacent land, highways, roads, streets, lanes, whether public or private, for the use and benefit of the above-described parcel of real estate, and subject to zoning regulations and zoning ordinances of the city, town or village in which the premises lie.

      2.    TERM: Tenant shall have and hold the Premises for:

      (1) An interim term, without payment of rent therefor, commencing on the date of last execution of this Lease and ending 180 days after receipt by Tenant of required building permits and approvals, or the date Tenant opens for business, whichever is earlier.

      (2) A primary term commencing upon the expiration of the interim term and ending 21 years thereafter.

      3. (A) RENT; SIZE OF PREMISES: During the primary term and any extension thereof, Tenant shall pay to Landlord an annual rent as follows for the following periods:

      For the period: from the commencement of the primary term through the end of the eighth lease year: $130,000.00 per year - $l0,833.33 per month;

      For the period: ninth lease year through the end of the fifteenth lease year: $143,000.00 per year - $11,916.66 per month;

      For the period: sixteenth lease year through the end of the twenty-first lease year: $157,300.00 per year - $13,108.33 per month;

      For  the  period:   twenty-second  lease  year  through  the  end  of  the
twenty-sixth lease year (if the first option to renew is exercised): $173,030.00 per year - $14,419.17 per month;

      For the period: twenty-seventh lease year through the end of the thirty-first lease year (if the first option to renew is exercised): $190,333.00 per year - $15,861.08 per month;

      For  the  period:   thirty-second  lease  year  through  the  end  of  the
thirty-sixth   lease  year  (if  the  second  option  to  renew  is  exercised):
$209,366.30 per year - $l7,447.19 per month;

      For the period: thirty-seventh lease year through the end of the forty-first lease year (if the second option to renew is exercised): $230,302.90 per year - $19,191.91 per month.

      Said rent shall be paid to the Landlord in equal monthly installments on or before the first day of each month, in advance, without offset or deduction whatsoever, together with all applicable sales and revenue taxes imposed by the State of New Jersey or local governmental authorities, with rent pro-rated for any portion of a month at the commencement of the primary term. The annual and monthly rent set forth above shall be effective provided the Tenant obtains a building permit to construct a 32,000 square foot building on the Premises. In the event the Tenant, despite best efforts, fails to obtain a permit to construct a 32,000 foot building but obtains a building permit to construct a building of at least 20,000 square feet, this Lease shall remain in full force and effect and the rent payments shall be as follows for the following periods:


FOR THE PERIOD                             DECREASE IN ANNUAL RENT
                                               PER SQUARE FOOT

Lease Years 1 through 8                            $2.50
Lease Years 9 through 15                           $2.75
Lease Years 16 through 21                          $3.03
Lease Years 22 through 26                          $3.33
Lease Years 27 through 31                          $3.66
Lease Years 32 through 36                          $4.03
Lease Years 37 through 41                          $4.43

      (B) SIZE OF PREMISES: In the event Tenant obtains a building permit to construct a building of less than 20,000 square feet, Landlord and Tenant shall each have the right to terminate this Lease by giving the other party written notice within fifteen (15) days of Tenant's notification to Landlord that it has obtained a building permit and designating the square footage allowed by the building permit. In the event neither Landlord or Tenant elect to terminate this Lease, this Lease shall remain in full force and effect except that the annual and monthly rentals shall be decreased as provided above. In no event shall the building exceed 32,000 square feet or be less than 20,000 square feet in ground floor area. Notwithstanding anything in this Lease to the contrary, in the event the Premises are less than 32,000 square feet, the number of screens shall be proportionately reduced.

      4. PREPARATION OF PREMISES BY LANDLORD AND TENANT: Tenant agrees to accept the Premises in "as-is" condition. Tenant acknowledges it has conducted a physical inspection of the Premises and accepts same, without representation or warranty, in fact or by law, by the Landlord and without recourse to the Landlord as to the condition thereof or the use to which the Premises may be applied. Landlord shall not be liable for any defects in the Premises or any limitation on their use.

      Tenant's Installations: Any and all work and installations required to construct on the Premises a modern one-story 32,000 square foot movie theater building, with twelve separate theaters and screens for the operation of first-class movie theater shall be performed by Tenant at its own cost and expense and Tenant shall fully equip the Premises with all trade equipment, lighting fixtures, furniture, operating equipment, furnishings, fixtures, floor coverings, ventilation equipment and exterior signs and any other equipment necessary for the proper operation of Tenant's business. All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall not perform any construction work or install any equipment without first obtaining Landlord's written approval and consent. Tenant shall present to Landlord detailed plans and specifications for such work at the time approval is sought. Landlord reserves the right before approving any work to require Tenant to furnish Landlord with a completion bond issued by a surety company approved by Landlord. All construction shall be performed in accordance with the provisions of the "Alterations and Improvements" Article of this Lease.

      Tenant agrees to indemnify and hold harmless Landlord from any damages which are a direct result of Tenant's construction, and Tenant agrees to promptly repair and otherwise correct any such damages. Tenant further agrees that its construction shall be carried out in a manner that (i) will minimize interference with the operation of the shopping center and (ii) will not obstruct access to said shopping center. Tenant agrees to diligently commence and perform the construction of the theatre building and to diligently pursue construction to completion during the interim term of this Lease.

      Tenant shall procure all necessary approvals [ ] applicable government agencies and from utility companies for adequate sewerage, electric current, gas, water and other utilities service and tenant identification and attraction signs to the Premises. In the event, despite its diligent good faith efforts, Tenant is unable to secure planning board approval and required sign permits within one hundred and eighty (180) days of the date of this Lease, this Lease shall terminate without further liability to Landlord or Tenant.

      5. COVENANT OF TITLE AND QUIET ENJOYMENT: Landlord covenants and warrants that it has full right and lawful authority to enter into this lease for the full term hereof; that it is lawfully seized of the premises in fee simple and has good title thereto, free and clear of all tenancies, restrictions, and encumbrances except as to rights of other Tenants of the shopping center to common use of parking facilities encumbrances and restrictions of record and that at all times during the term of this lease and any extensions of said term Tenant's quiet and peaceful enjoyment of the premises shall not be disturbed or interfered with by Landlord or anyone claiming under Landlord.

      6. USE: The Premises shall be used by Tenant solely for the operation of a first-run motion picture theater with no less than 10 separate theater rooms and screens, subject to reduction if the Premises are less than 32,000 square feet, including the incidental operation of concessions and video games associated therewith. Tenant shall not show any film rated more restrictive than "NC-17" or its equivalent if the rating system is modified by the Motion Picture Association of America or its successor. Tenant shall obtain all required licenses and approvals for such use. In occupying the Premises, Tenant shall comply with all laws, ordinances, orders and regulations of any lawful authority and shall keep the Premises in a neat and clean condition. Tenant acknowledges that: (i) this Lease is a Lease of real property in the shopping center; (ii) Landlord has executed this Lease in reliance on the Lessee's use restriction;
(iii) any deviation from the permitted use shall constitute a substantial breach of the terms of this Lease.

      7. OPERATION OF BUSINESS: Tenant shall (a) conduct its business in the entire Premises; (b) remain open for business during customary business days and hours for movie theaters in the city or trade area where the Shopping Center is located; (c) adequately staff its store with sufficient employees; (d) maintain displays of movies; (e) keep the display windows and signs, if any, well-lighted during the hours from sundown to 12 midnight; (f) keep the Premises and exterior and interior portions of windows, doors and all other glass or plate glass fixtures in a neat, clean, sanitary and safe condition; (g) warehouse, store or stock only such goods, wares, and merchandise as Tenant intends to offer for sale at retail; (h) use for office or other non-selling purposes only such space as is reasonably required for Tenant's business but in no event shall the space used for such purposes exceed fifteen percent (15%) of the square foot area of the Premises; (i) neither solicit business nor distribute advertising matter in the parking or other common areas, (j) not place any weight upon the floor which shall exceed the floor load capacity.

      8. MAINTENANCE AND REPAIRS: Tenant, at its sole cost and expense, shall maintain and keep in good repair, and replace, as may be required, all buildings and improvements (which includes signs, sidewalks, landscaping, pavement and parking areas within the Premises, if any) including repairs and replacements of all structural and non-structural portions of the Premises.

      9. LESSEE'S FAILURE TO REPAIR: If Tenant (a) refuses or neglects to make repairs, or (b) if Landlord is required to make exterior or structural repairs by reason of Tenant's negligent acts or omissions, Landlord shall have the right, but shall not be obligated, to make such repairs on behalf of and for the account of Tenant. In such event, such work shall be paid by Tenant as additional rent promptly upon receipt of a bill therefor.

      10. UTILITY PAYMENTS: Tenant shall pay for all sewer, water, gas, electric current, telephone and other utilities used or consumed in or at the Premises.

      11. ADDITIONAL RENT: (a) Tenant shall, during the term, as additional rent (hereinafter sometimes referred to as the "additional rent"), pay and discharge, except as hereinafter provided in sub-paragraph (c), within ten (10) days after the same shall become due and payable, all real property taxes, assessments, water rents, rates, and charges, sewer rents and sewer access fees or like charges, and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every installment thereof, and all fees and charges of public and governmental authorities for construction, maintenance, occupation or use during the term, of any passageway or space in, over or under any sidewalk or street on or adjacent to The Premises, or for construction, maintenance or use during the term of any part of any building covered hereby within the limits of any street, which shall or may during the term be charged, laid, levied, assessed, imposed, become due and payable, or liens upon or for the Premises or any part thereof, or any buildings, appurtenances or equipment thereon or therein or any part thereof, or the sidewalks or streets in front of or adjoining the Premises, and all taxes charged, levied, assessed or imposed in lieu of the foregoing, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of Federal, State, County and City Governments and of all other governmental authorities whatsoever. To the extent that the same may be permitted by law, Tenant shall have the right to apply for the conversion of any assessment for local improvements in order to cause the same to be payable in annual installments, and upon such conversion Tenant shall pay and discharge punctually said installments, as they shall become due and payable during the term, provided, however, that Tenant shall be required to pay and discharge the prorated share of all of the items enumerated in the first sentence of this sub-paragraph (a) due and payable upon the expiration of the term of any renewal term hereof. Tenant shall also pay, within ten (10) days after the same shall be due and payable, all charges for water, gas, electricity, and any other service or services furnished to The Premises or the occupants thereof during the term of this Lease provided that any such charge or service shall have become a lien against The Premises. Tenant shall be deemed to have complied with the covenants of this sub-paragraph (a) if payment of such tax, assessment, water rent, rate or charge, sewer rent, or other governmental imposition or charge shall have been made, either within any grace period allowed by law or by the governmental authority imposing the same during which payment is permitted without penalty or interest, or before the same shall become a lien upon The Premises, whichever is later, and Tenant shall, after notice by Landlord, within twenty (20) days after the time above provided for the payment by Tenant of the items enumerated in the first sentence of sub-paragraph (a) above, produce and exhibit to Landlord receipted bills or sufficient and adequate copies of same, as proof of such payment.

      (b) Tenant shall have the right to contest or review by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant shall conduct promptly at its own expense, and free of any expense to Landlord, and, if in Tenant's opinion necessary, in the name of Landlord), any tax, assessment, water rent, rate or charge, sewer rent, or other public or governmental imposition, fee or charge aforementioned, on the Premises only, provided that such contesting or review will not subject Landlord to criminal penalties or any nature, and, upon condition that before instituting any such proceedings, if the contested items shall not have been paid, Tenant shall furnish to Landlord security satisfactory to Landlord, sufficient to cover the amount of the contested items, with interest and penalties for the period which such proceedings may reasonably be expected to take, securing payment of such contested items, interest and penalties, and all costs in connection therewith, and upon the furnishing of such security satisfactory to Landlord, Tenant shall not be deemed to be in default in the payment of such contested items. Notwithstanding the provisions of the foregoing sentence or the furnishing of any such security, Tenant shall promptly pay all such items if any any time The Premises or any part thereof shall be in danger of being forfeited or lost by reason of such nonpayment, and upon such payment any such deposit or security shall be forthwith returned to Tenant and any such bond cancelled and discharged. The legal proceedings herein referred to shall include appropriate certiorari proceedings and appeals from orders therein and appeals from any judgments, decrees or orders, but all such proceedings shall be begun as soon as it is reasonably possible after the imposition or assessment of any contested items and shall be prosecuted to final adjudication with reasonable dispatch. In the event of any reduction, cancellation or discharge of any such contested item, Tenant shall pay the amount finally levied or assessed against The Premises or adjudicated to be due and payable on any such contested items and upon such payment any such bond cancelled and discharged, and if there shall be and refund with respect thereto, Tenant shall be entitled to the same.

      (c) Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, capital levy, income or profit tax, any corporate income or gross receipts tax, that is or may be imposed upon Landlord, its successors or assigns, unless such taxes shall be levied upon the rent reserved herein instead and in lieu of real estate taxes upon the real property hereby demised nor shall Tenant be required to pay any judgments or liens against The Premises created by Landlord, or principal, interest, or other charges in respect of any mortgage covering The Premises, all of which shall be the sole and exclusive responsibility of the Landlord.

      (d) In the event the Premises are not separately assessed and billed, Tenant agrees to pay to Landlord as additional rent, any and all real estate taxes attributable to the building, land and improvements on the Premises, as determined by Landlord based upon information obtained by the tax assessor's office and Tenant shall pay its pro-rata share, as hereinafter defined, of the real estate taxes assessed against the land of the Shopping Center. In the event Landlord is unable to ascertain the assessment of the Premises, Tenant shall pay its pro-rata share of the real estate taxes assessed against the shopping center land and buildings. In addition, Tenant shall pay any fees or charges imposed by governmental authorities against the Premises such as sewer access fees, betterment assessments and similar charges. Tenant's pro-rata share shall be a fraction, the numerator of which shall be the gross leaseable area of the Premises and the denominator of which shall be the gross leasable area of the buildings in the shopping center or tax parcel in which the Premises are located, from time to time.

      Landlord shall submit to Tenant a copy of the tax bill and/or bills for the taxes assessed, levied, or imposed upon the land and/or building for such tax year, together with a statement which shall indicate the amount, if any, required to be paid by Tenant as additional rent hereunder.

      Within ten (10) days after the issuance of the statement, Tenant shall pay such additional rent, if any, as set forth on such statement.

      In the event Landlord shall receive a refund of taxes for any tax year for which Tenant has paid any additional rent under the provisions of this Section, the proceeds of such refund less legal fees and other expenses incurred in obtaining such refund, shall be applied and allocated to the periods for which the refund was obtained and proper adjustment shall be made by the Landlord and the Tenant.

      Any payments or refunds due hereunder for any period of less than a full tax year, at the commencement or end of the term of this Lease, shall be equitably pro-rated to reflect such event.

      Any tax upon land and/or building or other tax levied or imposed by any taxing authority in lieu of the present method of real estate taxing shall be deemed to be the taxes referred to in the Article.

      12. COMMON AREAS: (a) The Landlord agrees to maintain parking areas, sidewalks, roadways, exits and entrances of the shopping center. The Tenant shall have the right, as an appurtenance to the Premises, to use the parking areas, roadways, sidewalks, entrances and exits and other common facilities within the shopping center in common with others entitled to the use thereof, in accordance with and subject to the provisions of this lease and such reasonable regulations with respect to the use thereof as the Landlord shall from time to time establish. The Landlord may make from time to time reasonable changes in any of the common facilities in the shopping center, which in the sole judgment of the Landlord, will not detract from the usefulness or attractiveness of such common facilities, except Landlord will not construct any new buildings in the area designated the "No Build Area" on Exhibit "A". The Tenant agrees not to cause or permit any obstruction or other interference with any roadway, sidewalk, or other common facility appurtenant to the Premises. No trucks or other delivery vehicles shall park or be permitted to park in the parking areas within the shopping center, and all loading or unloading of merchandise, supplies, fixtures, equipment and furniture shall be done at and through the proper service entrance or entrances in the rear or the side of the Premises.

           (b) The Landlord agrees during the term hereof to operate, manage and maintain all such parking areas, roads, and other common facilities within the Shopping Center, exclusive of the parking areas and landscaping in the Premises, if any, and to maintain the landscaping, drainage and lighting facilities therefor, all in such manner and at such cost as the Landlord in its sole judgment may determine, it being understood and agreed that the Landlord shall not be liable for any inconvenience or interruption of business or other consequence resulting from the making of repairs, replacements, improvements, alterations or additions or by doing of any other work with respect to such common facilities, where such delay or failure is attributable to strikes or other labor conditions, inability to obtain labor or materials or services, or to any other cause beyond the Landlord's reasonable control.

           (c) The Tenant agrees to require its employees to park their cars only in such areas as the Landlord may from time to time designate as employees' parking areas.

           (d) Common area shall mean all service areas, parking areas, accessways, sidewalks, common area lighting systems, landscape areas, common area utility systems, directional and pylon signs and like items. Tenant, as additional rent, agrees to pay to Landlord, without offset or deduction, in equal monthly installments on the first day of each and every calendar month during the primary term hereof and any extension periods, (pro-rata for that portion of the calendar month in which the term hereof shall commence, if such portion is shorter than a full month) as its share of the cost to Landlord of keeping and maintaining the parking areas and other common facilities, the annual amount equal to Tenant's pro-rata share as defined hereinafter of all costs and expenses of every kind and nature as may be paid, incurred or amortized by Landlord in operating, managing, equipping, lighting, repairing, replacing and maintaining the common areas including but not limited to, parking areas, common facilities and related services, properly identification and traffic signs, and in policing the Shopping Center and affording protection thereof against fire (if and to the extent that such policing and/or fire protection is provided) as determined in accordance with generally accepted accounting principles and allocated to any particular fiscal year on the accrual method of accounting. Such costs and expenses shall include, but shall not be limited to: maintaining, cleaning, snow plowing, sanding, salting, and lighting the parking area and other common areas; costs and expenses of planting, replanting and replacing flowers and landscaping; water and sewerage charges; premiums for liability, property damage, fire and workmen's compensation insurance including an allocation by Landlord's insurance advisor for claims paid or to be paid by Landlord under Landlord's retention (beneath Landlord's insurance deductible); wages, unemployment taxes; social security taxes; personal property taxes; fee for required licenses and permits; supplies, operation of loud speakers and any other equipment used in the operation, repair and maintenance of the common areas, common facilities and related services; and administrative costs equal to fifteen percent (15%) of the total costs paid or incurred by Landlord under this Paragraph, but there shall be excluded depreciation of the original costs of constructing, erecting and installing the common areas, common facilities and related services.

      Tenant's pro-rata share of the costs and expenses referred to herein shall be that same percentage as set forth hereinbefore relating to Tenant's share of Real Estate Taxes. During the first lease year, the Tenant shall pay Landlord the annual sum of $36,480.00, payable monthly in advance, together with the payments of rent due hereunder, in the sum of $3,040.00 per month. These amounts are based on the Premises consisting of 32,000 square feet and shall be proportionately reduced if the Premises are reduced in size. If Landlord shall determine that any sums are owed it after the end of Landlord's fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual common area costs and expenses paid or incurred by Landlord during such period prepared in accordance with generally accepted accounting principles by Landlord, and thereupon there shall be an adjustment between Landlord and Tenant in the event that such pro-rata share shall be greater or less than the amount paid by Tenant as the case may require to the end that Landlord shall receive the entire amount of Tenant's pro-rata share of such costs and expenses. At the end of each fiscal year during the term hereof, Landlord may adjust Tenant's monthly common area maintenance payment so that the amount shall equal one-twelfth of Tenant's annual pro-rata share as set forth in Landlord's most recent statement. Such statement shall be conclusive between the parties. Landlord reserves the right to change its fiscal year.

      13. DESTRUCTION AND DAMAGE: (a) If during the term of this Lease, the buildings, improvements or the equipment on, in, or appurtenant to the Premises at the commencement of such term or thereafter created thereon or therein shall be destroyed in whole or in part by fire or any other cause, Tenant shall give to Landlord immediate notice thereof, and Tenant, at its own cost and expense, shall, promptly repair, replace, and rebuild the same with a structure of substantially the same character and condition as existed immediately prior to such occurrence, and Landlord shall, in no event, be called upon to repair, replace or rebuild any such buildings, improvements, or equipment, nor to pay any of the cost or expenses thereof, beyond or in excess of the insurance proceeds as herein provided.

           (b) For the purpose of paying towards the cost of such repairs, replacements or rebuilding, Landlord shall make available and pay from time to time, all net sums received under insurance policies covering such loss or losses as provided for herein at the request of or at the direction of Tenant to the parties whom Tenant may employ to repair, replace, or rebuild the same, as such repairs, replacements or rebuilding shall progress, or to Tenant if the Tenant shall make or pay for such repairs, replacement, or rebuilding, in reimbursement for work and materials actually incorporated in the Premises. Such payment shall be made by Landlord upon written request from an officer of Tenant, or in the event that an architect has been retained to supervise said work, then said payments by Landlord shall be made upon appropriate requisition certificate of the architect in charge of such work, provided, however, that in each instance of requisition, prior to the completion of such work, said officer of Tenant or the architect, if any, shall also certify to Landlord, and at Landlord's request, to the holder of any mortgage to which this lease is subordinate, that the cost of the then remaining work necessary for completion thereof does not exceed ninety percent (90%) of the balance of said insurance proceeds as will remain after payment over the sum so requisitioned, and that such work has been prosecuted in accordance with the plans and specifications therefor. If in the course of such work, any mechanics or other lien or order for the payment of money shall be filed against the Premises or against Landlord or Tenant or any contractor of Tenant or if Tenant shall be in default in the payment of any net rent or additional rent then due and payable or if there are any existing and unremedied defaults on the part of Tenant under the agreements, terms, covenants and conditions of this lease as to which Landlord has served notice upon Tenant and with respect to which Tenant has failed to cure within the time provided for herein, Landlord shall not be obligated to make any payment of such insurance proceeds until and unless such lien or order shall have been fully bonded, satisfied, cancelled, discharged of record, or complied with and/or until such default shall have been cured.

           (c) If the net amount of such insurance proceeds shall be insufficient for the proper and effective repair, replacement or rebuilding of such damaged or destroyed buildings, improvements or equipment, Tenant shall pay the additional sums required, and if the amount of such insurance proceeds shall be in excess of the cost thereof, the excess shall be paid to and retained by Tenant.

           (d) Unless the repairs, replacement or rebuilding to be performed by Tenant is delayed by Landlord's failure to make the insurance proceeds available for such work, or unless a delay occurs by reason of Tenant's inability to adjust the amount of insurance to be paid, Tenant shall proceed to repair, replace, or rebuild the structures, improvements and equipment promptly and, in the event that such work shall not be commenced within thirty (30) days from the date of payment to Landlord or Tenant of the insurance proceeds by the company or companies insuring such loss or damage and shall not be expeditiously prosecuted to completion, Landlord shall have the right to cancel and terminate this lease by giving to Tenant not less than sixty (60) days notice of intention to do so and, if upon the expiration of the time fixed in such notice, such work shall not have been commenced and the other agreements, terms, covenants and conditions herein complied with, or if after commencement thereof, the work shall not have been expeditiously prosecuted as the case may be, this Lease and the term hereof shall terminate and all such insurance proceeds shall belong to and shall be retained by Landlord.

           (e) Such work and the performance thereof shall be subject to and shall be performed in accordance with the provisions of the paragraph of the lease headed "ALTERATIONS AND IMPROVEMENTS".

           (f) The thirty (30) day period mentioned in the foregoing subparagraph (d) shall be extended by such period as Tenant may be delayed by strikes, labor or material shortages, embargos, governmental restrictions or priorities, or other causes beyond Tenant's reasonable control, including obtaining insurance proceeds.

      14. ALTERATIONS AND IMPROVEMENTS: Subject to the compliance with and observance of all of the terms, conditions, covenants and agreements provided for in this Lease, Tenant shall have the right, to be exercised at Tenant's option at any time during the term of this Lease, to make alterations, improvements, but not building additions, in and to the Premises, provided however, that Tenant notify Landlord of its intention to make such alterations and improvements in writing prior to the commencement of any such work, together with detailed plans and specifications, and obtains the prior written approval of the Landlord, such approval not to be unreasonably withheld. Upon approval of Landlord of such work, Tenant shall, prior to the commencement of work in excess of thirty (30) percent of the appraised value of the building, procure and deliver to Landlord, adequate security in an amount equal to the estimated cost of construction of such alterations and improvements, reasonably satisfactory to Landlord. Tenant shall comply with the following provisions:

           (a) Make, erect and complete the proposed improvement substantially in accordance with such plans and specifications therefor, and in compliance with the building code and all laws, ordinances, rules, regulations and orders of any governmental bureau, body or officer having competent authority to make the same and which may be applicable to the erection or construction of said improvement.

           (b) Complete said improvement within the time to be therein specified and fully pay for the same at the times and in the manner as fixed by contracts therefor.

           (c) Perform any and all duties which are or may be legally imposed on Landlord as owner of the Premises in connection with the construction and obtain any necessary certificate of occupancy therefor.

      15. EMINENT DOMAIN: In the event the Premises shall be taken by or pursuant to any governmental authority or through the exercise of the right of eminent domain, Landlord and Tenant shall join and cooperate in resisting such proceeding if such resistance is feasible and desirable, and if it is not, shall join and cooperate in prosecuting their respective claims for damages incurred from the successful exercise of such right or proceeding. Any condemnation award shall be paid as follows: To the Landlord for the then value of its land and building, except Landlord and Tenant shall apportion any value for the building so that Tenant shall receive 95% of the building value in lease year 1, to be reduced at the rate of 5% per year for each lease year thereafter so that Tenant shall receive no award if the condemnation occurs after the 20th lease year.

      If the whole of the Premises shall be taken or condemned by any competent authority for any public use or purpose during the term of this Lease, all obligations of Tenant shall cease upon the date of the taking and any unearned rent paid by Tenant shall be refunded.

      In the event that a part of the Premises shall be taken or condemned, and:

      (a) The part so taken includes the building on the Premises or any part thereof; or

      (b) The part so taken shall remove from the Premises forty percent (40%) or more of the frontage of depth of the parking area thereof; or

      (c) Such partial taking shall result in cutting _____ direct access from the Premises to any adjacent public street or highway without an alternate access acceptable to Tenant, or

      (d) Such partial taking in any other way reduces or damages the Premises to an extent that the same may not be effectively used for the purposes hereof;

      Then and in any such event, the Tenant may at any time either prior to or within a period of sixty (60) days after the date when possession of the Premises shall be required by the condemning authority, elect to terminate this Lease. In the event that Tenant shall fail to exercise this option to terminate this Lease or, in the event that a part of the premises shall be taken or condemned under circumstances under which the Tenant will have no such option, then in either such event, this Lease shall continue in effect with respect to the portion of the Premises not so taken, and Tenant will, with all due diligence and at its own cost and expense, repair and restore the Premises or what remains thereof to their former condition. The monthly rent due Landlord under this Lease shall be adjusted to compensate Tenant for any loss sustained in area and usability, in proportion to the percentage of the Premises which is taken.

      16. MORTGAGING OF LANDLORD'S ESTATE: Landlord shall have the right at any time or from time to time during the continuance of this Lease, as security for any indebtedness owed by it, to create an encumbrance against its estate in the premises or any part hereof, and this Lease shall be automatically subordinate thereto, provided if Tenant is in full compliance with its obligations hereunder, Landlord shall obtain a Non-disturbance, Recognition and Attornment Agreement recognizing this Lease.

      17. ASSIGNMENT AND SUBLETTING: Tenant shall not assign, mortgage or encumber this Lease, in whole or in part, or sublet all or any part of the Premises except as provided in this Lease. In addition, for the purposes of this Article, an assignment shall be deemed to include any consolidation, merger or transfer of controlling interest in ownership. Notwithstanding the foregoing, Tenant may assign its interest in the Lease to family members of its principals, John Nelson and Robert Ferman only and Tenant may grant a licence* for the operation of the refreshment concession area on the Premises. In addition, Tenant may assign its interest in the Lease to an experienced and reputable operator of movie theaters, operating at least 5 other theater locations and having a net worth of at least $10,000,000.00. In connection with any such assignments, the Tenant shall furnish Landlord with a copy of the executed assignment within ten (10) days of the assignment and the assignment shall be in a form reasonably acceptable to Landlord and shall provide, amongst other things, that the assignee shall assume all of the Tenant's obligations under the Lease, without limitation. In no event shall Tenant be released from its primary liability under this Lease in connection with any lease assignment.

      18. DEFAULT OF TENANT: If the Tenant shall fail to make any payment of rent within ten (10) days after Tenant has received written notice of such default or if Tenant shall fail to keep and perform any other covenant of this Lease and shall continue in default for a period of thirty (30) days after Tenant has received written notice of such default and demand of performance from Landlord, Landlord may declare the term ended and enter upon the premises and expel Tenant therefrom without prejudice to other remedies available to Landlord. No such entry by Landlord shall bar Landlord from the recovery of damages [or the breach of any of the covenants hereof by Tenant, and, Tenant shall remain liable for the payment of rent and other charges under the Lease, including brokerage commissions and expenses to prepare the Premises for re-rental, and all costs of maintaining the Premises until a new Tenant commences payment of rent, and thereafter, Tenant shall remain liable for any deficiencies after application of rent payments received by Landlord, but Tenant shall not be entitled to excess payments received by Landlord, if any. Provided, however, if any default shall occur (other than in the payment of rent) which cannot with diligence be cured within a period of thirty (30) days and Tenant, prior to the expiration of thirty (30) days from and after the giving of notice as aforesaid, commences to eliminate such default and proceeds diligently to take steps to cure the same, Landlord shall not have the right to declare the term ended by reason thereof. In addition to Landlord's rights hereunder, in the event Landlord does not receive rent payments within ten (10) days of the date required by this Lease, Tenant shall pay Landlord an amount equal to 5% of the payment past due, as additional rent, together with the next payment of rent by Tenant.

      Landlord shall be entitled to recover from Tenant other all reasonable costs and legal fees incurred in connection with any default by Tenant.

      19. SECURITY DEPOSIT: In lieu of a security deposit, the principals of the Tenant corporation, John Nelson and Robert Ferman personally and jointly guarantee rent and additional charges up to a maximum of $50,000.00, for a period of five (5) years from the commencement of the primary term of this Lease. On the execution date of this Lease, John Nelson and Robert Ferman, hereinafter collectively referred to as the Guarantors, shall execute and deliver the Guarantee of Lease attached hereto as Exhibit C.

      20. NOTICE: All notices authorized or required to be given to Landlord shall be sent by Certified Mail or by Federal Express or comparable next day mail service providing a receipt, with prepaid postage addressed to Landlord at the address set forth in this Lease and those authorized or required to be given to Tenant shall be sent in the same manner to Tenant at the Premises, subject to the right of either party to designate by written notice a new address to which said notices nay be sent.

      21. RECORDING: Tenant may, at its option, record a Short Form Memorandum of Lease executed by all parties and the cost of all documentary stamps, or conveyancing, transfer tax and recording fees shall be paid by Tenant. Landlord covenants and agrees, after receipt of the Short Form Memorandum of Lease and other documents and agreements, as may be required herein, to have same properly executed, attested and acknowledged and to return same to Tenant.

      22. MODIFICATION: No modifications, alterations, or amendments of this Lease or any agreements in connection therewith shall be binding or valid unless in writing and duly executed by both Landlord and Tenant herein.

      23. BINDING ON SUCCESSORS AND ASSIGNS: It is further expressly agreed and understood that all the covenants and agreements herein made, shall extend to and be binding upon the heirs, devises, executors, administrators, successors in interest, and assigns of Landlord, and of Tenant as permitted above, and shall run with the land. Where more than one party shall be Landlord under this lease, the word Landlord whenever used in this Lease shall be deemed to include said parties hereto jointly and severally.

      24. SEVERABILITY: If any Term or provision of' this Lease or the application hereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons whose circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

      25. CLOSED PREMISES: If Tenant shall abandon the Premises, or cease to conduct business and allow the Premises to remain vacant for a consecutive period of sixty (60) days, except for any period the Premises are closed due to fire or casualty, Landlord shall have the option to declare the term ended, terminate this Lease and relet the Premises. Upon exercising said option by Landlord, Tenant shall remain liable under this Lease.

      26. UTILITIES: Landlord hereby grants to Tenant, its successors and assigns, non-exclusive easements appurtenant to the Tenant's Premises for the purpose of installing, operating, maintaining, repairing, replacing and renewing any and all utility lines and related facilities over, above, along, and under the Premises. For such utilities now installed, Landlord hereby grants to Tenant, its successors and assigns, the right and easement to tie in and use such existing utilities without any interference to the Shopping Center and Tenant shall indemnify Landlord from all claims and damages arising from Tenant's installation of utility services to the Premises.

      27. INSURANCE: (a) Tenant shall, throughout the term of this Lease, at its own cost and expense, provide and keep in force for the benefit of

Landlord, insurance against loss or damage or injury or destruction of any building or buildings now or hereafter erected on the Premises resulting from fire, or from any hazard included in the so-called extended coverage endorsement, (including sprinkler leakage, collapse, earthquake and vandalism and malicious mischief). In addition to the foregoing, Tenant shall, at its own cost and expense, provide and keep in force for the benefit of Landlord, insurance against loss or damage or injury or destruction of any building or buildings now or hereafter erected on the Premises resulting from water damage. Tenant shall provide and keep in force all such insurance in an amount equal to the full replacement cost of the building, including the fixtures and equipment therein. If, at any time, Landlord and Tenant cannot agree as to the full replacement cost of the building, and the fixtures and equipment, the value of same shall be determined by the insurance company by whom the policy or policies of insurance are being maintained, and the amount of insurance so determined shall be the amount of insurance to be carried. Such insurance policies to be provided for and kept in force by Tenant shall provide that the loss, if any, be payable to Landlord and Tenant as their respective interests may appear, except as herein provided, and such insurance policies shall exclude foundations, excavation, and the usual items customarily excluded in such insurance policies. Where reference is made to fixtures and equipment hereto intend that the same be fixtures and equipment appurtenant to and used in connection with the operation of the building. Landlord may require that the interest of any mortgagee under a mortgage to which this lease is subordinate, be protected by proper endorsements to any such policies of insurance, and that the originals of such policies of insurance be delivered either to such mortgagee or to Landlord.

           (b) Tenant shall provide and maintain general liability insurance (including personal injury and property damage) in the usual form in the amounts of $1,000,000/$1,000,000 and such policies shall inure to both Landlord and Tenant; and Tenant shall pay the premium on all said policies from time to time; and Tenant shall deliver to Landlord certificates for said policies.

           (c) In the event of the occurrence of a default as defined in the paragraph of this Lease headed "DEFAULT OF TENANT", whether or not such default shall have been waived by Landlord, Landlord shall have the option of requiring Tenant to provide and maintain rent insurance in an amount equal to the sum of the annual rent as provided for herein, and any increases in the annual rent, plus the amount of any additional rent that Tenant is required to pay, for a period of one (l) year, which policies may be payable to Tenant, or may be payable to Landlord and Tenant, as their interest may appear, if procurable in that form. Said policies of insurance shall be deposited with Landlord and Tenant shall and does hereby assign to Landlord the proceeds of such insurance, if, as and when collected, and said proceeds shall be applied by Landlord on account of the annual rent or any increased annual rent or any additional rent accruing under the terms of this Lease, the balance, if any, to be paid to Tenant and Tenant shall pay the premium on all said policies from time to time. It is agreed that the annual rent or the increased annual rent payable hereunder shall abate to the extent of the proceeds of such insurance policies as may be received by Landlord, but that Tenant shall remain fully responsible for such rents which exceed the amount of the proceeds of such insurance.

           (d) Each such policy or certificate therefor issued by the insurer shall, to the extent obtainable, contain an agreement by the insurer that such policy shall not be cancelled without at least thirty (30) days prior written notice to Landlord and to any such mortgagee named as loss payee thereunder. Tenant shall have the right to take out such insurance under a blanket insurance policy or policies which can cover other properties owned or occupied by Tenant, as well as the Premises.

           (e) Upon the failure at any time on the part of Tenant to procure and deliver to Landlord any of the policies of insurance or certificates as hereinabove provided, at least twenty (20) days before the expiration of the prior insurance policies, if any, or to pay the premiums therefor, Landlord may from time to time, as often as such failure shall occur, procure such insurance for a term not exceeding three (3) years and pay the premiums therefor, and any sums paid for insurance by Landlord shall be and become and are hereby declared to be rent under this Lease forthwith due and payable, and shall be collectible accordingly.

           (f) Tenant shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance policy covering the Premises and the building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses and/or endorsements of waiver of subrogation or consent to a waiver of right of recovery, Tenant agrees that it will not make any claim against or seek to recover from the Landlord for any loss or damage to its property or the property of others resulting from fire or other perils covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clauses and/or endorsements or clauses and/or endorsements consenting to a waiver of right of recovery and shall be co-extensive therewith.

      28. INDEMNITY: (a) Tenant shall indemnify Landlord and save it harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, or at or from the Premises or the occupancy or use by Tenant of said Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees or concessionaires, including the sidewalks and common areas and facilities within the Shopping Center; and (b) Tenant shall store its property in and shall occupy the Premises and all other portions of the Shopping Center at its own risk, and releases Landlord, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury or property damage; (c) Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's merchandise or equipment, fixtures or other personal property of Tenant or to Tenant's business; and (d) Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting or adjoining premises; and (e) Landlord shall not be responsible or liable for any defect, latent or otherwise, in any building in the Shopping Center or any of the equipment, machinery, utilities, appliances or apparatus therein nor shall it be responsible or liable for any injury, loss or damage to any person or to any property of Tenant or other person caused by or resulting from bursting, breakage or by or from leakage, steam or snow or ice, running or the overflow of water or sewerage in any part of said Premises or for any injury or damage caused by or resulting from acts of God or the elements, or for any injury or damage caused by or resulting from any defect or negligence in the occupancy, construction, operation or use of any of said Premises, building, machinery, apparatus or equipment by any person or by or from the acts or negligence of any occupant of the Premises; (f) Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or of defects therein or in any fixtures or equipment; (g) In case Landlord shall without fault on its part be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees.

      29. REPAYMENT TO LANDLORD: In case Landlord shall pay or be compelled to pay any sum of money or do any act which shall require the expenditure or payment of any sum by reason of the failure of Tenant to perform any one or more of the covenants herein contained, Tenant shall immediately repay the same to Landlord upon demand, with interest thereon at ten (10%) percent per annum, and in default hereof, the sum or sums so paid by the Landlord together with all interest, costs, and damages, shall or may be added as additional rent to the next installment of rent becoming due on the next rent day, or on any subsequent rent day fixed by this lease, and shall for all purposes whatsoever be deemed to be rent due and payable on such rent day, or on any subsequent rent day, as Landlord may, at Landlord's option, elect, and shall be payable as such, but it is expressly covenanted and agreed that payment by Landlord of any such sums of money or the doing of any such acts shall not be deemed to waive or release the default in the payment or doing thereof by Tenant, or the right of Landlord to recover possession, at Landlord's election, of the Premises by reason of Tenant's default with respect to any such payment of act.

      30. LIENS: If any mechanic's or other lien or order for the payment of money shall be filed against the Premises or any building or improvement thereon by reason of any change, alteration, addition, or new building or the cost or expense thereof, or any contract relating to the same, or against Landlord as owner thereof as a result of or arising out of any labor or material furnished, or alleged to have been furnished, or to be furnished, to or for the Tenant at the Premises, Tenant shall, within twenty (20) days after notice to Tenant of the filing thereof, cause the same to be cancelled and discharged of record by bond or court order at the election of Tenant, but in a manner to the reasonable satisfaction of Landlord and shall also defend for Landlord, at Tenant's sole cost and expense, any action, suit or proceeding which may be brought thereon, or for the enforcement of the same, and will pay any damages and satisfy and discharge any judgment entered therein and save harmless Landlord from any liability, claim, or damage resulting therefrom.

      31. BROKER'S COMMISSION. Landlord and Tenant represent and warrant that there are no claims for brokerage commissions or finders fees in connection with the execution of this Lease, except as set forth below and each party agrees to indemnify the other against and hold it harmless from all liabilities arising from any such claims, including cost of counsel fees. Landlord agrees to pay an agreed upon brokerage commission to the following broker only: NO BROKER

      32. LANDLORD'S LIABILITY: Tenant shall look solely to the estate and property of the Landlord in the land and building comprising the Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default breach by Landlord with respect to any of the terms, covenants and, and conditions of this Lease to be observed and/or performed by Landlord, and no other property or assets of the Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

      33. NO WAIVER: Failure of Landlord or Tenant to insist upon the strict performance of any provision or to exercise any option or any rules and regulations shall not be construed as a waiver for the future of any such provisions, rule or option. The receipt by Landlord of rent with knowledge of the breach of any provision of this lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by each party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided, and no waiver by Landlord in respect to any other Tenant shall constitute a waiver in favor of Tenant.

      34. INDEMNIFICATION OF LANDLORD: Tenant shall hold Landlord harmless against any and all claims, damages, suits or causes of action for damages arising after the commencement of any during the term hereof, or any renewal term hereof, and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained in or about the Premises and the buildings and improvements thereon, except for those attributable to Landlord's negligence.

      35. NET LEASE: This Lease shall be deemed and constituted to be a net lease of unimproved land and the Tenant shall pay absolutely net during the lease term, the rent and all the payments required hereunder, free of any deductions without abatement, deduction or set off, unless expressly otherwise provided in this Lease.

      36. BANKRUPTCY OR INSOLVENCY: If at any time during the term of this Lease, or any renewal or extension of this Lease, Tenant shall voluntarily petition or file for reorganization under the Bankruptcy Laws, or shall take advantage of any insolvency act by voluntary petition or assignment for the benefit of creditors, then and in any such event, unless Tenant accepts or rejects this Lease within sixty (60) days of the filing date or any applicable time limit set by the bankruptcy laws, Landlord may, at its option, upon at least ten (10) days notice, declare this Lease terminated and of no further force or effect and pay to Tenant an amount equal to six (6) months rent together with said termination notice.

      37. SIGNS: (a) Tenant shall purchase an identification sign and install it above the canopy or elsewhere in front of the Premises. The design and location of said sign shall be subject to the approval of Landlord. (b) At Tenant's expense and subject to Tenant's compliance with all applicable codes, laws and ordinances and to Tenant's obtaining all required permits and approvals, Tenant shall have the right to install a tenant identification pylon sign in the area designated (Proposed Tenant Pylon Sign) on Exhibit A attached hereto. The size, design and construction of said signs shall be subject to the approval of Landlord, not to be unreasonably withheld or delayed. Other than the foregoing, the Tenant shall not place or suffer to be placed or maintain any exterior sign, awning or canopy, upon or outside the Premises or in the Shopping Center. Tenant shall maintain any such signs or other installation as may be approved, by Landlord, in good condition and repair.

      38. RULES AND REGULATIONS: Tenant agrees as follows: (a) All deliveries or shipments of any kind to and from the Premises, including loading and unloading of goods, shall be made only by way of the rear of the Premises or at any other location designated by Landlord, and only at such times designated for such purpose by Landlord;

           (b) Garbage and refuse shall be kept in the kind of container specified by Landlord and shall be placed at the rear or side of the Premises, for collection at the times specified by Landlord; Tenant to pay the cost of removal;

           (c) No radio, television, phonograph or other similar devices, or aerial attached thereto (inside or outside) shall be installed without first obtaining in each instance the Landlord's consent in writing, and if such consent is given, no such device shall be used in a manner so as to be heard or seen outside the Premises. No consent shall be required if Tenant is showing movies on television or other visual display rather than screens;

           (d) Tenant  shall  keep  the   Premises at a temperature sufficiently
high to prevent freezing of water in pipes and fixtures;

           (e) the outside area immediately adjoining the Premises, including the sidewalk and loading area, shall be kept clean and free from snow, ice, dirt and rubbish by Tenant, and Tenant shall not place, suffer or permit any obstructions or merchandise in such areas;

           (f) Tenant shall not use the public or common areas in the Shopping Center for business purposes;

           (g) Plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be permitted therein;

           (h) Tenant shall keep the Premises free of pests and insects and Tenant shall use, at Tenant's cost, a pest extermination contractor at such intervals as reasonably necessary;

           (i) Tenant shall not burn trash or garbage in or about the Premises on the Shopping Center;

           (j) Tenant shall not place, suffer or permit displays, (except Tenant may maintain advertisement display windows or portable displays for cinema attractions) decorations or shopping carts on the sidewalks in front of the Premises or on or upon any of the common areas of the Shopping Center;

           (k) Landlord may amend or add new reasonable rules and regulations for the use and care of the Premises, the buildings of which the Premises are a part, and the common areas and facilities.

      39. TENANT'S RESPONSIBILITY FOR HAZARDOUS WASTE: Tenant shall not use the Premises for the generation, storage, treatment or disposal of Hazardous Waste, and hereby certifies that its operations on or other use of the Premises will not involve same. For purposes of this lease, the term "Hazardous Waste" is defined by cumulative reference to the following sources as amended from time to time: (1) The Resource Conservation and Recovery Act of 1976, 42 USC 901 et seq. (RCRA); (2) the Comprehensive Environmental Resource, Compensation and Liability Act of 1980, Public Law 96-610; and (3) any federal, state or municipal regulations, rules or orders issued or promulgated under or pursuant to any of the foregoing by any agency, department or other administrative, regulatory or judicial body. Tenant shall indemnify Landlord for any liability imposed should the provisions of this section be or become untrue. The warranty of this section shall survive the expiration or termination of this Lease.

      40. FORCE MAJEURE: Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord's control which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing or through acts of God.

      41. HOLDING OVER: If the Tenant remains in the Premises beyond the expiration of this Lease, such holding over shall not be deemed to create any tenancy, but the Tenant shall be a Tenant at Sufferance only at a daily rate equal to twice the Rent and other charges under this Lease.

      42. ESTOPPEL CERTIFICATES: Tenant agrees, at any time during the lease term and within twenty (20) days of any request from the Landlord, to execute, acknowledge and deliver to the Landlord a written statement, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications), and the dates to which minimum rent and other charges have been paid in advance, if any; whether or not there are any existing set-offs or defenses against the enforcement of the agreements, terms or conditions hereof upon the part of Tenant or Landlord to be performed or complied with (and, if so, specifying the same), it being intended that any such statement delivered pursuant to this Article may be relied upon by any party dealing with Landlord.

      43. TENANT'S OPTIONS TO EXTEND THE LEASE: Provided that when Tenant exercises the rights hereinafter set forth, Tenant is not then in default of any material term or provision of this Lease and further provided that Tenant is operating its permitted use in the Premises, Tenant shall have the option to extend the term of this Lease for two (2) consecutive periods of ten (10) years each subject to and upon all of the terms and conditions contained in this Lease. Each option period shall be deemed exercised by Tenant unless Tenant delivers written notice to Landlord at least six months prior to the expiration of the primary term in the case of the first option to renew or of the expiring renewal period, in the case of the remaining option to renew, of its intention not to extend the lease term.

      44. PERCENTAGE RENT: During the option periods only, if exercised by Tenant, (a) The Tenant agrees to pay to Landlord during each year of any extension or renewal of this Lease, as additional rent, a percentage rent with respect to each lease year (as hereinafter defined) in the amount equal to five percent (5%) of Tenant's gross sales (as hereinafter defined) in excess of the following amounts:

      For the period:  lease years 22 through 26:  $ 8,000,000.00
      For the period:  lease years 27 through 31:  $ 8,800,000.00
      For the period:  lease years 32 through 36:  $ 9,680,000.00
      For the period:  lease years 37 through 41:  $10,648,000.00

           (b) The phrase "lease year" as used herein shall mean the twelve full calendar months immediately following commencement of the term hereof, ending on the last day of the month in which the Commencement Date occurs, and thereafter "lease year" shall mean each twelve calendar month period following the expiration of the first lease year of the term hereof.

           (c) Said percentage rent shall be pro-rated and paid quarter-annually. The first payment of percentage rent shall be paid on or before the fifteenth (15th) day after the last day of the first three (3) calendar months of the first lease year of the extended term hereof, and another payment of percentage rent shall be paid on or before the fifteenth (15th) day after the end of each successive 3-month-calendar-period thereafter. If, at the end of any lease year, the total amount of percentage rent required to be paid by Tenant exceeds the total amount of percentage rent required to be paid by Tenant during such lease year, Tenant shall receive a credit equivalent to such excess which may be deducted by Tenant from the next payment of minimum rent due under this Lease.

           (d) For the purpose of computing the percentage rent payable hereunder with respect to the first lease year of the extended term hereof, the gross sales received during the first fractional calendar month, if any, of the term hereof shall be added to the gross sales for the first 3-month period of the first lease year of the term hereof.

           (e) The term "gross sales" as used herein is hereby defined to mean the sum of all sales of Tenant and of all licensees, concessionaires and subtenants of Tenant, from all business conducted upon or from the Premises whether such sales be evidenced by check, credit, charge account, exchange or otherwise, and shall include, but not be limited to, the amounts received from the sale of goods, wares and merchandise and for services performed on or at the Premises together with the amount of all orders taken or received at the Premises whether such orders be filled from the Premises or elsewhere, and whether such sales be made by means of merchandise or other vending devices in the Premises. If any one or more departments or other divisions of Tenant's business shall be sublet or conducted by any person, firm or corporation other than Tenant, (which reference as used in this Article and elsewhere in this Lease shall not be construed to grant the Tenant any permission to sublease or permit others to occupy any portion of the Premises other than as hereinafter expressly provided), then there shall be included in gross sales for the purpose of fixing the percentage rent payable hereunder all the gross sales of such departments or divisions, for sales made at the Premises in the same manner and with the same effect as if the business or sales of such departments and divisions of Tenant's business had been conducted by Tenant itself. Gross sales shall not include the amount of any sales, use or gross sales tax imposed by any federal, state, municipal or governmental authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price or absorbed therein and paid by the Tenant to such governmental authority. No franchise or capital stock tax and no income or similar tax based upon income or profits as such shall be deducted from gross sales in any event whatever. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefore.

           (f) The Tenant shall deliver to the Landlord monthly reports of its gross sales within fifteen (15) days after the end of each calendar month during the extended term hereof. At the end of each lease year, the Tenant shall deliver to the Landlord a complete statement, certified by a certified public accountant, showing the gross sales made by the Tenant and by each of its subtenants, licensees and concessionaires if any, during the period for which such payment is made, and the Tenant agrees to keep on the Premises or at its principal office, in accordance with recognized sound accounting practices, accurate and detailed records and accounts of its gross sales for such periods, and to require its subtenants, licensees and concessionaires, if any, to keep on the Premises similar records and accounts. All such records and accounts and all supporting date shall be retained and preserved by the Tenant and by its subtenants, licensees and concessionaires, if any, for a period of at least three (3) years. The Landlord shall have the right to have its auditors, from time to time and at reasonable times during the Tenant's business hours, make a special audit of the records and accounts on which such statements are based, for the purpose of verifying the amount of percentage rent due hereunder. If any such statement is found to be incorrect by more than three percent (3%) of the amount shown thereon, the Tenant shall pay for such special audit, but if such audit proves the statement to be correct within three percent (3%) of the amount shown thereon, the expense of the special audit shall be borne by the Landlord. Any deficiency determined by such audit shall, together with interest thereon at eighteen percent (18%) per annum from the date such additional amount should have been paid, be forthwith paid to the Landlord upon Landlord furnishing Tenant a statement thereof. Failure to audit the gross sales for any year shall not waive the Landlord's right at any time to collect any additional rent which Landlord may at any time ascertain to be due it. The furnishing by Tenant to the Landlord of any grossly incorrect statement of gross sales shall constitute a breach of this Lease.

      45. END OF TERM: Tenant shall and will on the last day of the term hereof, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises pursuant to the provisions of this Lease, will and truly surrender and deliver up, into the possession and use of the Landlord, without delay, the Premises with the building and other leasehold improvements including all pipes, plumbing, electric wires, light fixtures, boilers and heating air-conditioning equipment, and all machinery, in good repair, order and condition, and broom clean, except for: (i) reasonable wear and tear. Furniture, trade fixtures and business equipment and merchandise (not constituting part of the Premises or buildings on the Premises) may be removed by Tenant upon or prior to termination of this Lease. Any structural injury to the building or other injury which necessitates fundamental changes in or repairs to the building caused by such removal shall be repaired by Tenant. Any personal property of Tenant which shall remain in the building after the termination of this Lease and/or the removal of Tenant from the building, may, at the option of Landlord, be deemed to have been abandoned by Tenant and either may be retained by the Landlord as the property of Landlord or be disposed of, without accountability in such manner as Landlord sees fit and at Tenant's expense. Tenant shall not remove building plumbing, heating, ventilation, air conditioning equipment or lighting fixtures or other leasehold improvements affixed to the building.

      46. TENANT'S RIGHT TO MORTGAGE ITS LEASEHOLD INTEREST:

      A. MORTGAGE OF LEASE: The Tenant is given and has the absolute right without the Landlord's consent to mortgage its interest in this Lease provided the holder is a reputable institutional lender, and further provided that no such mortgage shall extend to or affect the fee, the reversionary interest, or the estate of the Landlord in an to any land or building and improvements now or hereafter erected on the Premises.

      B. NONBINDING EFFECT ON LANDLORD: No mortgage or assignment of this Lease shall be binding upon the Landlord in the enforcement of its rights under this Lease, nor shall the Landlord be deemed to have any notice thereof, unless and until a fully confirmed copy of such instrument affecting such mortgage or assignment, in form proper for record, shall have been delivered to the Landlord.

      C. NOTICE OF LEASE DEFAULT: If the holder of any such mortgage shall give the Landlord, before any default shall have occurred in this Lease, a written notice containing the name and post office address of such holder, the Landlord shall thereafter give to such holder a copy of each notice of default by the Tenant at the same time as any such notice of default shall be given by the Landlord to the Tenant. The copy of such notice of default shall, in each instance, be deemed duly given to the holder of such mortgage when deposited with any United States Post Office enclosed in securely sealed envelope, postpaid, and addressed to such holder at the post office address of such holder last furnished to the Landlord.

      D. CURE OF DEFAULT: The Landlord will accept performance by the holder of any such mortgage of any term of this Lease required to be performed by the Tenant, with the same force and effect as though performed by the Tenant, if at the time of such performance the Landlord shall be furnished with evidence satisfactory to the Landlord of the interest in the Premises claimed by the person, firm, or corporation tendering such performance or payment. The holder of such mortgage shall have ten days after receipt of any such notice of default within which to cure any default in the payment of rent or additional rent required to be paid under this Lease and a period of 30 days within which to cure any other default.

      E. SUBORDINATION PROVISION: The Tenant shall have the right to mortgage this Lease, provided that at no time shall there be more than one such mortgage. The holder of any mortgage of the Tenant's interest hereunder, shall not acquire any greater rights hereunder than the Tenant has (except the same right to cure or remedy the Tenant's default as Tenant), and shall not become entitled to a new lease in the event of the termination of this Lease. No mortgage of the Tenant's interest hereunder by the Tenant or by the Tenant's successors or assigns shall be valid unless:

            (i) At the time of the creation of such mortgage this Lease shall be in full force and effect;

            (ii) Such mortgage shall be subject to all the agreements, terms, covenants, and conditions of this Lease;

           (iii) The Landlord shall receive written notice of the creation of such mortgage within ten (10) days after the execution and delivery thereof and such mortgage shall be recorded within twenty (20) days after the execution and delivery thereof.

            (iv) A duplicate original or certified copy of the recording date of such mortgage shall be served upon the Landlord within ten (10) days after the return thereof from the office of the recorder.

      47. MISCELLANEOUS: Neither the Landlord nor the Tenant nor any of their agents have made any statement, promise or agreements verbally or in writing in conflict with the terms of this Lease. Any and all representations by either of the parties or their agents made during negotiations prior to execution of this Lease and which representations are not contained in the provisions hereof shall not be binding upon either of the parties hereto. It is further agreed that this Lease contains the entire Agreement between the parties, with respect to the premises and no rights are to be conferred upon the Landlord until this Lease has been executed by the Tenant.

      All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, the same as if such words had been fully and properly written in number and gender.

      This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

      The Landlord and Tenant are not and shall not be considered joint venturers or partners and neither shall have the power to bind or obligate the other except as set forth herein.

      The headnotes to the sections of this Agreement are inserted only as a matter of convenience and for reference and in no way confine, limit or describe the scope or intent of any section of this Agreement, nor in any way affect this Agreement.

      The submission of this Lease for examination does not constitute a reservation of or option for the Premises or any other space within the Shopping Center and shall vest no right in either party. The Lease shall become effective as a Lease only upon execution and legal delivery thereof by the parties hereto.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

LANDLORD'S WITNESSES:               LANDLORD:
                                    NET REALTY HOLDING TRUST

/s/ Tana Weng
------------------------
                                   BY: /s/ Louis C. Zicht
                                       ------------------------
/s/ Linda S. Messer                    LOUIS C. ZICHT
------------------------               AUTHORIZED REPRESENTATIVE




ATTEST:                             TENANT:
                                    F & N CINEMA, INC.

/s/ Seth Ferman
------------------------
SETH FERMAN, Secretary
                                    BY:   /s/ John Nelson
                                          ------------------------
                                          JOHN NELSON
                                    ITS:  President

ACKNOWLEDGEMENTS

For Lessor:

STATE OF MASSACHUSETTS   )
COUNTY OF SUFFOLK        ) ss.:



On this 12th day of May, 1993, before me personally came Louis C. Zicht to me known who being by me duly sworn, did depose and say that he is the Authorized Representative, as Lessor of Net Realty Holding Trust, the Trust described in and which executed the foregoing instrument, as Lessor.


                                          /s/ Doris D. Peppard
                                          ---------------------------

                                          My commission expires:  12/23/99


STATE OF NEW JERSEY     )
COUNTY OF MORRIS        ) ss.:


For Lessee:

On this 11th day of May, 1993, before me personally came John Nelson & Seth Ferman to me known, who being by me duly sworn did depose and say that they the President & Secretary of the corporation described in and which executed the foregoing instrument, as Lessee: that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                          /s/ Ann M. Stinziano
                                          ------------------------
                                          NOTARY PUBLIC OF NEW JERSEY

                                          ANN M. STINZIANO
                                          A Notary Public of New Jersey
                                          My Commission Expires
                                          December 5, 1996




STATE OF                )
COUNTY OF               ) ss.:


On this            day of                 , 19  , before me personally came
                         to me known to be the individual described in and
who, as Lessee, executed the foregoing instrument and acknowledged to me that he executed the same.




                                        ------------------------

Property Parcel ________________ is intersected by a division line between la____ herein described and lands, now or formerly of Tivoli Gardens and running
THENCE:

      (1) along said division line, North 62 degrees 24 minutes 20 seconds West,
734.01 feet to an angle in same; thence,

      (2) South 26 degrees 56 minutes 00 seconds West, 70.81 feet to an angle in same; thence,

      (3) North 61 degrees 45 minutes 00 seconds West 823.71 feet to a point in the line of lands of the Township of Parsippany-Troy Hills; thence,

      (4) along the lands of the Township, North 35 degrees 53 minutes 00 seconds East, 421.14 feet to a point; thence,

      (5) South 61 degrees 45 minutes 00 seconds East, 650.26 feet to an angle in the line of lands, now or formerly of Garden State Propane; thence,

      (6) North 35 degrees 46 minutes 00 seconds East, 325.00 feet to a point in the sideline of U.S. Route 46, also known as Bloomfield Avenue, as shown on "New Jersey Department of Transportation, General Property Parcel Map Route U.S. 46
(1953) Section 9"; thence,

      (7) along Route 46, South 61 degrees 45 minutes 00 seconds East, 58.00 feet to a point where the same is intersected by the northwesterly line of lands, now or formerly of City Federal Savings and Loan Association; thence,

      (8) along lands of City Federal, South 26 degrees 56 minutes 00 seconds West, 150 feet to an angle in same; thence,

      (9) South 61 degrees 45 minutes 00 seconds East, 266.67 feet to an angle in same; thence,

      (10) North 26 degrees 56 minutes 00 seconds East, 135.64 feet to a point in the aforementioned sideline of Route 46; thence,

      (11) along Route 46, South 61 degrees 46 minutes 20 seconds East, 241.59 feet to a point of curvature; thence,

      (12) southerly along a curve to the right, leading into Parsippany Boulevard, as shown on the Route 46 map, having a radius of 102.00 feet for an arc length of 89.91 feet to a point of tangency in Parsippany Boulevard; thence,

      (13) along Parsippany Boulevard, South 11 degrees 15 minutes 59 seconds East, 321.24 feet to a point of curvature in same; thence,

      (14) southerly on a curve to the right, having a radius of 190.00 feet, for an arc length of 141.60 feet to a point; thence,

      (15)  southwesterly  along Parsippany  Boulevard on a non-tangent  (broken back) curve to the right,  having a radius of 220.00 feet,  for an arc length of
44.29 feet the chord for which bears South 45 06 minutes 12 seconds West, 44.21 feet to a point where the same is intersected by the aforementioned sideline of Parsippany Boulevard as shown on the Route 287 map; thence,

      (16) along Parsippany Boulevard, South 50 degrees 52 minutes 13 seconds West, 40.96 feet to an angle in same; thence,

      (17) South 39 degrees 07 minutes 47 seconds East, 5.00 feet to an angle in same; thence,

      (18) South 50 degrees 52 minutes 13 seconds West, 160.07 feet to the place of BEGINNING.

This description was prepared by Richard F. Smith, Jr., Professional Land Surveyor of Morristown, N.J. in accordance with his survey of same dated August 18, 1989.

                                    EXHIBIT C


                                 LEASE GUARANTY



            Lease dated May 12, 1993 between Net Realty Holding Trust, as Lessor and F & N Cinema, Inc., as Lessee.

            For value received and in consideration of, and as an inducement for the execution and delivery of the within Lease, the undersigned, John Nelson & Robert Ferman (together hereinafter referred to as the Guarantor) hereby guarantees to Lessor, its heirs, executors, administrators, successors and assigns, the full and prompt payment of rent, including, but not limited to, the annual rent and additional rent and any and all other sums and charges payable by Lessee, its heirs, executors, administrators, successors and assigns, under the Lease, and hereby further guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Lessee under the Lease, and Guarantor hereby covenants and agrees to and with Lessor, subject to the limitations hereinafter provided, that if default shall at any time be made by Lessee, in the payment of the minimum annual rent and/or additional rent and/or any other such sums and charges payable by Lessee under the Lease, or if Lessee should default in the performance and observance of any of the terms, covenants, provisions or conditions contained in the Lease, Guarantor shall and will forthwith pay such rent and other such sums and charges to Lessor, and any arrears thereof, and shall, and will, forthwith pay to Lessor all damages that may arise in consequence of any default by Lessee under the Lease, including, without limitation, all reasonable attorneys' fees and disbursements incurred by Lessor or caused by any such default and/or by the enforcement of this Guaranty.

            This Guaranty is an absolute and unconditional irrevocable Guaranty of payment and of performance. It shall be enforceable against Guarantor, without the necessity for any suit or proceedings on Lessor's part of any kind or nature whatsoever against Lessee, and without necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall not be terminated, affected, diminished or impaired by reason of the assertion, or the failure to assert, by Lessor against Lessee, of any of the rights or remedies reserved to Lessor pursuant to the provisions of the Lease.

            This Guaranty shall be a continuing Guaranty, and the liability of Guarantor hereunder shall in no way be affected, modified, or diminished by reason of an assignment or subletting of the Lease or by reason of any renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any terms, covenants, conditions or provisions of the Lease between Lessor and Lessee or by reason of an extension of time that may be granted by Lessor to Lessee, or by reason of any dealings or transactions between Lessor and Lessee, whether or not notice thereof is given to Guarantor.

            All of Lessor's rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

            Notwithstanding anything in this Guaranty to the contrary, the Guarantor obligations as set forth in the Lease and further guarantees payment of rent, additional rent and other charges due pursuant to the Lease in the total amount of $50,000.00 for Guarantor and, with respect to the guaranty of rent, additional rent and other charges, this Guaranty shall terminate and be null and void after the fifth lease year of the primary term, provided Tenant is not then in default of the Lease.

            John Nelson and Robert Ferman are jointly and severally liable for the total $50,000.00 guaranteed hereunder.

WITNESS:                                  GUARANTOR:

/s/ Ann M. Stinziano                      /s/ John Nelson
-----------------------                   -----------------------
ANN M. STINZIANO                          JOHN NELSON

A Notary Public of New Jersey             c/o Cinema 10
My Commission Expires                     P.O. Box 648, Succasunna, NJ 07876
December 5, 1996                          -----------------------------------
                                          ADDRESS


WITNESS:                                  GUARANTOR:

/s/ Ann M. Stinziano                      /s/ Robert Ferman
-----------------------                   -----------------------
ANN M. STINZIANO                          ROBERT FERMAN

A Notary Public of New Jersey             c/o Cinema 10
My Commission Expires                     P.O. Box 648, Succasunna, NJ 07876
December 5, 1996                          -----------------------------------
                                          ADDRESS

                         FIRST AMENDMENT TO GROUND LEASE

      THIS AGREEMENT made and entered into this 11th day of July, 1994

BY AND BETWEEN: THE TRUSTEES OF NET REALTY HOLDING TRUST, a trust organized pursuant to a Declaration of Trust dated July 1, 1970, whose address is c/o Net Properties Management, Inc., 535 Boylston Street, Boston, Massachusetts (hereinafter referred to as "Landlord")

AND: F & N CINEMA, INC., a New Jersey corporation, with its principal place of business at 21 Sunset Strip, P.O. Box 648, Succasunna, New Jersey 07876 (Hereinafter referred to as "Tenant").

                                   W I T N E S S E T H:

      WHEREAS, Landlord and Tenant entered into a Ground Lease agreement dated May 12, 1993 ("Lease"); and

      WHEREAS, said Lease provides in part that a building to be constructed by the Tenant approximately 32,000 square feet in size is to be located on land as described in said Lease; and

      WHEREAS, the term of lease, rent, and other provisions have been mutually agreed upon as set forth in said Lease; and

      WHEREAS, during the course of construction by the Tenant of said building, Tenant made a determination that an increase in the lobby area of the structure would result in a more comfortable and esthetically pleasing business operation; and

      WHEREAS, Landlord and Tenant are agreeable to allow the expansion in accordance with the terms set forth herein;

      NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, the parties hereto agree as follows:

      1. INCREASE IN SIZE OF STRUCTURE. The Landlord hereby agrees that Tenant may seek all municipal, state and federal approvals as may be necessary for the construction of up to an additional 2,315 square feet of building to be used as additional lobby space. If said approvals are secured, Tenant shall construct upon the land described in Exhibit A attached hereto (hereinafter referred to as the "Premises"), the theater building as described in the Ground Lease as modified by the additional 2,315 square feet building space as set forth in this First Amendment to Ground Lease which shall be used to expand the lobby area only.

      2. CONSTRUCTION OF BUILDING. Except as provided in this First Amendment to Ground Lease, the building, including the additional space provided for herein, shall be constructed in accordance with the terms of the Lease.

      3. RENT. In the event that all approvals are received and the building is constructed with the additional square footage for the expanded lobby area, the rent during the primary term and any extensions of the Ground Lease as set forth in Paragraph 3 of the Ground Lease, shall be increased by the following amounts to cover the additional 2,315 square feet of building space:

          A. For the period from the commencement of the primary term through the end of the 8th lease year, $9,398.90 per year;

          B. For the period from the 9th lease year to the end of the 15th lease year, $10,348.05 per year;

          C.  For the   period  from  the 16th lease year to the end of the 21st
lease year, $11,389.80 per year;

          D. For the period from the 22nd lease year to the end of the 26th lease year, $12,524.15 per year;

          E. For the period from the 27th lease to the end of the 31st lease year, $13,774.25 per year;

          F. For the period from the 32nd lease year to the end of the 36th lease year, $15,140.10 per year;

          G. For the period from the 37th lease year to the end of the 41st lease year, $16,668.00 per year.

      Said rent shall be paid to the Landlord in equal monthly installments on or before the first day of each month, in advance, without offset or deduction whatsoever together with all applicable sales and revenue taxes imposed by the State of New Jersey or local governmental authorities, with rent prorated for any portion of a month at the commencement of the primary term.

      4. SUBJECT TO TENANT'S APPROVALS. Landlord's approval to permit Tenant to construct the additional square footage is subject to receiving written approval from the department stores, Marshall's and McCrory's, which are located in the Morris Hills Shopping Center. Notwithstanding the above, Tenant may immediately apply for such municipal, state and federal approvals as may be necessary to construct the additional square footage in the theater building and Landlord will grant its consent and sign such applications as may be necessary to go forward with the applications for approval. In the event, that written approval is not obtained from Marshall's and McCrory's for this additional square footage, this First Amendment to Ground Lease shall be declared null and void and shall have no further effect. Landlord and Tenant shall then be obligated by the terms of the original Ground Lease agreement, without modification.

      5. ADDITIONAL REPRESENTATIONS OF TENANT. Tenant represents that the additional 2,315 square feet of the building space for which it is seeking approval and which is the subject of this First Amendment to Ground Lease, will only be used for additional lobby area. As a result of this additional space, there shall be no increase in the number of theaters beyond the 12 previously approved. Furthermore, there will be no additional seats nor any decrease in the number of parking spaces available in the shopping center over and above those previously approved.

      6. RENT COMMENCEMENT DATE. Notwithstanding anything contained in the Ground Lease to the contrary, the commencement date of the primary term of the Ground Lease shall be the earlier of (a) November 18, 1994 or (b) when F & N
Cinema, Inc. opens the building to the public for the normal conduct of business.

      7. VALIDITY OF ORIGINAL GROUND LEASE TERMS. Except as specifically modified by the terms of this First Amendment to Ground Lease, all terms of the original Ground Lease are hereby ratified and in full force and effect from both the Landlord and Tenant. The terms of this First Amendment to Ground Lease shall only supersede over any inconsistent terms and provisions of the Ground Lease.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these present to be signed by their proper corporate officers and caused their proper corporate seals to be affixed hereto, the day and year first above written.

WITNESS/ATTEST:                           LANDLORD:
                                          NET REALTY HOLDING TRUST

                                          By: /s/ Louis C. Zicht
-------------------------                     --------------------------
                                              Louis C. Zicht
                                              Authorized Representative

                                          TENANT:
                                          F & N CINEMA, INC.

/s/ Robert Ferman                         By: /s/ John Nelson
-------------------------                     ---------------------------
ROBERT FERMAN,                                JOHN NELSON, President
Acting Secretary

LESSEE:     F & N Cinema, Inc.

LESSOR:     Net Realty Holding Trust
            c/o Net Properties Management, Inc.
            535 Boylston Street
            Boston, Massachusetts  02116

PROPERTY:   Morris Hills Shopping Center

                                TABLE OF CONTENTS

PARAGRAPH TITLE                                     PARAGRAPH NUMBER

Premises                                                         1
Term                                                             2
Rent                                                             3
Preparation of Premises by Landlord and Tenant                   4
Covenant of Title and Quiet Enjoyment                            5
Use                                                              6
Operation of Business                                            7
Maintenance and Repairs                                          8
Lessee's Failure to Repair                                       9
Utility Payments                                                10
Additional Rent                                                 11
Common Areas                                                    12
Destruction and Damage                                          13
Alterations and Improvements                                    14
Eminent Domain                                                  15
Mortgaging of Landlord's Estate                                 16
Assignment and Subletting                                       17
Default of Tenant                                               18
Security Deposit                                                19
Notice                                                          20
Recording                                                       21
Modification                                                    22
Binding on Successors and Assigns                               23
Severability                                                    24
Closed Premises                                                 25
Utilities                                                       26
Insurance                                                       27
Indemnity                                                       28
Repayment to Landlord                                           29
Liens                                                           30
Broker's Commission                                             31
Landlord's Liability                                            32
No Waiver                                                       33
Indemnification of Landlord                                     34
Net Lease                                                       35
Bankruptcy or Insolvency                                        36
Signs                                                           37
Rules and Regulations                                           38
Tenant's Responsibility for Hazardous Waste                     39
Force Majeure                                                   40
Holding Over                                                    41
Estoppel Certificates                                           42
Tenant's Option to Extend the Lease                             43
Percentage Rent                                                 44
End of Term                                                     45
Tenant's Right to Mortgage Its Leasehold Interest               46
Miscellaneous                                                   47

                        SECOND AMENDMENT TO GROUND LEASE

      THIS AGREEMENT is made and entered into on December 19, 1994,

BY AND BETWEEN: THE TRUSTEES OF NET REALTY HOLDING TRUST, a trust organized pursuant to a Declaration of Trust dated July 1, 1970, whose address is c/o Net Properties Management, Inc., 535 Boylston Street, Boston, Massachusetts (hereinafter referred to as "Landlord")

AND: F & N CINEMA, INC., a New Jersey corporation, with its principal place of business at 21 Sunset Strip, P.O. Box 648, Succasunna, New Jersey 07876 (Hereinafter referred to as "Tenant").

                             W I T N E S S E T H:

      WHEREAS, Landlord and Tenant entered into a Ground Lease agreement dated May 12, 1993 ("Lease"); and

      WHEREAS, said Lease provides in part that a building to be constructed by the Tenant, approximately 32,000 square feet in size, is to be located on land as described in said Lease; and

      WHEREAS, the term of lease, rent, and other provisions have been mutually agreed upon as set forth in said Lease; and

      WHEREAS, during the course of construction by the Tenant of said building, Tenant made a determination that an increase in the lobby area of the structure would result in a more comfortable and esthetically pleasing business operation; and

      WHEREAS, Landlord and Tenant entered into a First Amendment to Ground Lease dated July 11, 1994 permitting the increase of 2315 square feet in size of the building for a total of 34,315 square feet; and

      WHEREAS, upon completion of the building, it has been determined that the actual size of the structure is 34,328.88 square feet; and

      WHEREAS, Landlord and Tenant are agreeable to allow modification of the Lease to reflect the increase in square footage in accordance with the terms set forth herein;

      NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, the parties hereto agree as follows:

      1. INCREASE IN SIZE OF STRUCTURE. Tenant represents to Landlord that Tenant has obtained all municipal, state and federal approvals necessary for the construction of a 34,328.88 square feet building on the premises.

      2. CONSTRUCTION OF BUILDING. Except as provided in the First and Second Amendments to Ground Lease, the building, including the additional space provided for herein, is constructed in accordance with the terms of the Lease.

      3. ADDITIONAL REPRESENTATIONS OF TENANT. Tenant represents that the additional 2,328.88 square feet of building space, which is the subject of the First and Second Amendment to Ground Lease, will only be used for additional lobby area. As a result of this additional space, there shall be no increase in the number of theaters beyond the 12 previously approved. Furthermore, there will be no additional seats nor any decrease in the number of parking spaces available in the shopping center over and above those previously approved.

      4. RENT. Paragraph 3 of the First Amendment To Ground Lease is hereby deleted and replaced with the following:

      The rent during the primary term and any extensions of the Ground Lease as set forth in Paragraph 3 of the Ground Lease, shall be increased by the following amounts to cover the additional 2,328.88 square feet of building space:

          A. For the period from the commencement of the primary term through the end of the 8th lease year, $9,455.25 per year;

          B. For the period from the 9th lease year to the end of the 15th lease year, $10,410,09 per year;

          C. For the period from the 16th lease year to the end of the 21st lease year, $11,458.09 per year;

          D. For the period from the 22nd lease year to the end of the 26th lease year, $12,599.24 per year;

           E. For the period from the 27th lease year to the end of the 31st lease year, $13,856.84 per year;

           F. For the period from the 32nd lease year to the end of the 36th lease year, $15,230.88 per year;

           G. For the period from the 37th lease year to the end of the 41st lease year, $16,767.94 per year.

       Said rent shall be paid to the Landlord in equal monthly installments on or before the first day of each month, in advance, without offset or deduction whatsoever together with all applicable sales and revenue taxes imposed by the State of New Jersey or local governmental authorities, with rent prorated for any portion of a month at the commencement of the primary term.

      5. VALIDITY OF ORIGINAL GROUND LEASE TERMS. Except as specifically modified by the terms of the First Amendment to Ground Lease and this Second Amendment to Ground Lease, all terms of the original Ground Lease are hereby ratified and in full force and effect from both the Landlord and Tenant. The terms of this Second Amendment to Ground Lease shall supersede any inconsistent terms and provisions of the Ground Lease and First Amendment to Ground Lease.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these present to be signed by their proper corporate officers and caused their proper corporate seals to be affixed hereto, the day and year first above written.

WITNESS/ATTEST:                     LANDLORD:
                                    NET REALTY HOLDING TRUST



/s/ Illegible                        By: /s/ Louis C. Zicht
--------------------------              -----------------------------
                                        Louis C. Zicht
                                        Authorized Representative


                                    TENANT:
                                    F & N CINEMA, INC.


/s/ Martin Drescher                 By: /s/ John Nelson
--------------------------              ------------------------------
MARTIN DRESCHER,                        JOHN NELSON, President
Assistant Secretary

                                 ACKNOWLEDGMENTS



FOR LANDLORD:

STATE OF MASSACHUSETTS   )
COUNTY OF SUFFOLK        ) ss.:


      On this 23rd day of December 1994, before me personally came Louis C. Zicht to me known who being by me duly sworn, did depose and say that he is the Authorized Representative of the Trustees of Net Realty Holding Trust, the Trust described in and which executed the foregoing instrument, as Landlord.


                                    /s/ Karin M. Kosmenko
                                    -----------------------------
                                    Karin M. Kosmenko
                                    Notary Public
                                    My Commission Expires February 16, 2001



FOR TENANT:

STATE OF NEW JERSEY     )
COUNTY OF MORRIS        ) ss.:

      On this 29th day of December 1994, before me personally came JOHN Nelson AND MARTIN DRESCHER to me known who being by me duly sworn did depose and say that they are the President and Assistant Secretary of the corporation described in and which executed the foregoing instrument, as Tenant; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that they signed their names thereto by like order.


                                   /s/ Ann M. Stinziano
                                   --------------------------------
                                   NOTARY PUBLIC OF NEW JERSEY

                                   ANN M. STINZIANO
(seal)                             A Notary Public of New Jersey
                                   My Commission Expires December 5, 1996



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